Exhibit 10.10

Amendment To

[Employee] Employment Agreement

February [•], 2008

This Amendment to the Agreement (defined below) is entered into as of February [•], 2008, by and among RenaissanceRe Holdings Ltd. (the “Company”) and [Employee] (“Employee”). All terms not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and Employee are parties to that certain employment agreement dated as of [Date], which governs Employee’s employment with the Company (the “Agreement”);

WHEREAS, the Agreement has been continually operated in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations, and transitional guidance promulgated thereunder and with respect thereto (collectively, “Section 409A”); and

WHEREAS, the Company and Employee now desire to amend the Agreement pursuant to the transition relief provided by Notice 2007-86, effective immediately, to ensure that any amounts of nonqualified deferred compensation (as such term is defined in Section 409A) payable pursuant to the Agreement are paid to Employee in compliance with Section 409A.

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

The following new subsection shall be added and numbered as the last subsection of Section 7 of the Agreement to read in its entirety as follows:

Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Employee has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Employee’s termination of employment hereunder) shall be paid (or commence to be paid) to Employee on the schedule set forth in this Section 7 as if Employee had undergone such termination of employment

(under the same circumstances) on the date of his ultimate “separation from service.”

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Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

[Employee]

RenaissanceRe Holdings Ltd.

By: